Prospectus Supplement
(To Prospectus dated July 2, 1997)

AMERICAN GENERAL FINANCE CORPORATION

$200,000,000

6.20% SENIOR NOTES DUE MARCH 15, 2003

Interest on the Notes is payable on March 15 and September 15 of each year, commencing September 15, 1998. The Notes are not redeemable at the option of the Company or repayable at the option of any holder prior to maturity, and do not have the benefit of a sinking fund.

The Notes will be registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company ("DTC"), New York, New York. Beneficial interests in the Notes will be shown on, and transfers will be effected only through, records maintained by DTC (with respect to its participants' interests) and its participants. Except as described in the Prospectus, the Notes will not be issued in certificated form. See "Description of Debt Securities -- Global Debt Securities" in the Prospectus. Settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Notes will therefore settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. See "Description of Notes -- Same-Day Settlement and Payment".

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                       Price to                    Underwriting                Proceeds to
                                       Public(1)                   Discount(2)                 Company(1)(3)
------------------------------------------------------------------------------------------------------------------
  Per Note                             99.934%                     .185%                       99.749%
  Total                                $199,868,000                $370,000                    $199,498,000
------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from March 10, 1998.
(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deducting expenses payable by the Company estimated at $150,000.

--------------------------------------------------------------------------------

The Notes are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about March 10, 1998, against payment therefor in immediately available funds.

CHASE SECURITIES INC.

The date of this Prospectus Supplement is March 5, 1998

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVERALLOTMENT, STABILIZING TRANSACTIONS AND SHORT COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE UNDERWRITING.

    ------------------------------------------------------------------------

                              DESCRIPTION OF NOTES

     THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF DEBT SECURITIES SET FORTH IN THE PROSPECTUS UNDER THE CAPTION "DESCRIPTION OF DEBT SECURITIES".

GENERAL

     The Notes are to be issued as a series of Debt Securities under the Indenture, which is more fully described in the Prospectus. Certain terms used herein are defined in the Prospectus.

     The Notes are to mature on March 15, 2003 and bear interest at the rate set forth on the cover page of this Prospectus Supplement, payable semi-annually on March 15 and September 15, commencing September 15, 1998, to the registered holders thereof on the preceding March 1 or September 1, as the case may be.

     The Notes are not redeemable at the option of the Company or repayable at the option of any holder prior to maturity.

     The Notes will be issued as a global Debt Security. See "Description of Debt Securities -- Global Debt Securities" in the Prospectus. DTC will be the Depository with respect to the Notes. The Notes will be issued as fully-registered securities in the name of Cede & Co., DTC's partnership nominee, and will be deposited with DTC.

BOOK-ENTRY NOTES

     DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC and facilitates the settlement among Participants of securities transactions in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the Notes will be made by the Underwriter in immediately available funds. All payments of principal and interest on the Notes will be made by the Company in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement and in the Pricing Agreement, the Company has agreed to sell to Chase Securities Inc. (the "Underwriter") and the Underwriter has agreed to purchase from the Company the entire principal amount of the Notes.

     Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all of the Notes, if any are taken.

     The Underwriter proposes to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of 0.150% of the principal amount of the Notes. The Underwriter may allow, and such dealers may reallow, a concession not to exceed 0.125% of the principal amount of the Notes to certain brokers and dealers. After the Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriter.

     Settlement for the Notes will be made in immediately available funds, and all secondary trading in the Notes will settle in immediately available funds. See "Description of Notes -- Same-Day Settlement and Payment".

     The Notes are a new issue of securities with no established trading market. The Company has not applied for listing of the Notes on a national securities exchange. The Company has been advised by the Underwriter that it intends to make a market in the Notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

     In connection with the offering of the Notes, the Underwriter may engage in overallotment, stabilizing transactions and short covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriter. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Short covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and short covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. Such activities, if commenced, may be discontinued at any time.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     In the ordinary course of their businesses, the Underwriter and its affiliates have from time to time provided, and the Underwriter and its affiliates may in the future provide, general financing and banking and investment banking services to the Company and its affiliates in connection with various transactions and proposed transactions.

                                 $3,050,000,000

                      AMERICAN GENERAL FINANCE CORPORATION

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                            ------------------------

     American General Finance Corporation (the "Company") may offer from time to time, either jointly or separately, (i) up to $3,050,000,000 aggregate principal amount of its debt securities (the "Debt Securities") and (ii) warrants (without limitation as to number or offering price) to purchase such Debt Securities (the "Warrants") (the Debt Securities and the Warrants being herein referred to collectively as the "Securities"). The Debt Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. See "Description of Debt Securities."

     The Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The title, aggregate principal amount, initial public offering price, denominations, maturity, rate (which may be fixed or variable) or amount and time of payment of any interest, any terms for redemption at the option of the Company or repayment at the option of the holder, any terms for sinking fund payments, any listing on a securities exchange, any exercise provisions and any other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

     The Company may sell the Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent's commission, underwriter's discount or dealer's purchase price and the net proceeds to the Company from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any such agents, underwriters and dealers.

     This Prospectus may not be used to consummate sales of the Securities without delivery of one or more Prospectus Supplements.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS JULY 2, 1997.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Web site at "http://www.gov". In addition, such material may also be inspected and copied at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended
(the "Securities Act"). This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-6155), are incorporated by reference into this Prospectus and shall be deemed to be a part hereof:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

          (c) the Company's Current Reports on Form 8-K dated February 4, 1997, April 23, 1997, June 18, 1997 and June 27, 1997.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company files with the Commission Annual Reports on Form 10-K containing financial information that has been audited and reported upon, with an opinion expressed, by independent auditors. Such Annual Reports are available from the Company upon request.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 2929 Allen Parkway, Houston, Texas 77019, Attention: Treasury Department, telephone (713) 522-1111.

                                  THE COMPANY

     American General Finance Corporation is a financial services holding company, the subsidiaries of which are engaged primarily in the consumer finance and credit insurance business.

     The Company was incorporated under the laws of the State of Indiana in 1927 as successor to a business started in 1920. All of the common stock of the Company is owned by American General Finance, Inc. ("AGFI"), which was incorporated under the laws of the State of Indiana in 1974. Since 1982, AGFI has been a direct or indirect wholly-owned subsidiary of American General Corporation ("AGC"), the parent company of one of the nation's largest diversified financial services organizations. Headquartered in Houston, Texas, AGC's operating subsidiaries are leading providers of retirement services, consumer loans and life insurance. AGC, a Texas corporation, is the successor to American General Insurance Company, an insurance company incorporated in Texas in 1926.

     At March 31, 1997, the Company and its subsidiaries had 1,335 offices in 39 states, Puerto Rico and the U.S. Virgin Islands. Total finance receivables, net of unearned finance charges, at March 31, 1997 were $7.3 billion.

     The principal executive offices of the Company are located at 601 N.W. Second Street, Evansville, Indiana 47708, and its telephone number is (812) 424-8031.

                                USE OF PROCEEDS

     Except as may otherwise be provided in an applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities being offered hereby will be used to repay borrowings incurred in, or to finance the growth of receivables arising in connection with, the Company's consumer finance operations or will be available for the purchase of receivables or for other general corporate purposes. Pending the uses described above, such net proceeds may be temporarily invested in short-term marketable securities.

                         SELECTED FINANCIAL INFORMATION

     The following selected financial information is derived from consolidated financial statements of the Company and its subsidiaries which have been audited by Ernst & Young LLP, independent auditors. The information should be read in conjunction with the consolidated financial statements and related notes, Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information contained in the documents incorporated or deemed to be incorporated herein by reference. See "Incorporation by Reference."

                             (DOLLARS IN THOUSANDS)

                                               YEARS ENDED DECEMBER 31,
                                       ----------------------------------------
                                           1996          1995          1994
                                       ------------  ------------  ------------
SELECTED FINANCIAL INFORMATION
     Revenues:
          Finance charges............  $  1,414,590  $  1,489,466  $  1,070,770
          Insurance..................       206,170       222,282       179,927
          Other......................        87,913        77,436       137,378
                                       ------------  ------------  ------------
               Total revenues........     1,708,673     1,789,184     1,388,075
                                       ------------  ------------  ------------
     Expenses:
          Interest expense...........       482,343       506,618       411,875
          Operating expenses.........       497,204       466,399       334,467
          Provision for finance
            receivable losses........       409,646       573,698       154,914
          Loss on assets held for
            sale.....................       137,036       --            --
          Insurance losses and loss
            adjustment expenses......       102,811       116,829        97,893
                                       ------------  ------------  ------------
               Total expenses........     1,629,040     1,663,544       999,149
                                       ------------  ------------  ------------
     Income before provision for
       income taxes..................        79,633       125,640       388,926
     Provision for income taxes......        28,674        33,347       145,626
                                       ------------  ------------  ------------
               Net income............  $     50,959  $     92,293  $    243,300
                                       ============  ============  ============

                                                     DECEMBER 31,
                                       ----------------------------------------
                                           1996          1995          1994
                                       ------------  ------------  ------------
Finance receivables, net of unearned
  finance charges....................  $  7,443,321  $  8,201,208  $  7,906,677
Assets held for sale.................       668,707       --            --
Total assets.........................     9,502,589     9,485,477     8,918,698
Short-term debt......................     3,015,920     2,330,471     2,630,463
Long-term debt.......................     4,416,637     4,935,894     4,265,226
Total shareholder's equity...........     1,334,923     1,448,496     1,328,017

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical consolidated ratios of earnings to fixed charges of the Company and its subsidiaries for the periods indicated:

         THREE MONTHS
            ENDED                YEARS ENDED DECEMBER 31,
          MARCH 31,      ----------------------------------------
             1997        1996     1995     1994     1993     1992
         ------------    ----     ----     ----     ----     ----
             1.53        1.16     1.24     1.92     1.86     1.67

     For purposes of computing the ratio of earnings to fixed charges, earnings represent the aggregate of net income, provision for income taxes, cumulative effect of accounting changes and fixed charges. Fixed charges represent interest expense and implicit interest in rents.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture dated as of May 1, 1997 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

     The form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements and descriptions in this Prospectus or in any Prospectus Supplement regarding provisions of the Debt Securities and the Indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Debt Securities, including the definitions therein of certain terms. Certain capitalized terms used herein are defined in the Indenture. Wherever particular sections of the Indenture or terms that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

     The Indenture allows for the issuance of Debt Securities denominated in foreign currencies and/or in bearer form. The Company does not intend to issue any such Debt Securities pursuant to this Prospectus. Accordingly, certain provisions of the Indenture relating to such Debt Securities are not described herein.

GENERAL

     The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company, and may be issued in one or more series. The particular terms of each series of Debt Securities, as well as any modifications or additions to the general terms of the Debt Securities as described herein which may be applicable in the case of a particular series of Debt Securities, are described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth in this Prospectus.

     Reference is made to the Prospectus Supplement for the terms of the particular series of Debt Securities being offered thereby, including, but not limited to, the following: (1) the title of such Debt Securities and the series in which such Debt Securities shall be included; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the percentage of their principal amount at which such Debt Securities will be issued and, in the case of Original Issue Discount Securities, the principal amount thereof payable upon acceleration of the maturity thereof; (4) the date or dates on which the principal of such Debt Securities is payable or the manner in which such dates are determined; (5) the rate or rates (which may be fixed or variable) or amount or amounts per annum at which such Debt Securities will bear interest, if any, or the method of determining such rates or amounts; (6) the date from which such interest, if any, on such Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any; (7) the places of payment (if other than Chicago and New York City) and the places where such Debt Securities may be surrendered for registration of transfer or exchange; (8) the terms of any mandatory or optional redemption (including any sinking fund provisions or any provisions for repayment at the option of a Holder or upon the occurrence of a specified event); (9) whether such Debt Securities are to be issued initially or permanently in the form of a global Debt Security and, if so, the identity of the Depository (hereinafter defined) for such global Debt Security; (10) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities; and (11) any other terms of such Debt Securities. Debt Securities may also be issued under the Indenture upon the exercise of Warrants. See "Description of Warrants."

     The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder or of any particular series of such Debt Securities and provides that the Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. (Section 301 of the Indenture) All Debt Securities issued under the Indenture will rank equally and ratably with any other Debt Securities issued thereunder. Because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

     Unless the Prospectus Supplement relating to a particular series of Debt Securities specifies otherwise, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305 of the Indenture)

     Some of the Debt Securities may be issued under the Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, the principal of and any premium or interest on Debt Securities issued in certificated form will be payable, and, subject to certain limitations, the transfer of Debt Securities will be registrable, at the offices of the Trustee designated for that purpose in Chicago and New York City, provided that, at the option of the Company, interest may be paid by check, wire transfer or any other means permitted in the form of such Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on a Debt Security will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest payment. In the case of global Debt Securities (which will be registered in the name of the Depository or its nominee), payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the paying agent(s) for such global Debt Securities and the Depository. See "-- Global Debt Securities." (Sections 305, 307 and 1002 of the Indenture)

     The Indenture does not contain any provision that limits the ability of the Company to incur indebtedness (either directly or through merger or consolidation) or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company, except as described herein under "-- Limitations on Liens" and "-- Merger and Consolidation." Reference is made to the Prospectus Supplement relating to the series of Debt Securities offered thereby for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants that may be included in the terms of such series of Debt Securities, including any addition of a covenant or other provision providing event risk or similar protection.

     Under the Indenture, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

LIMITATIONS ON LIENS

     The Indenture provides that neither the Company nor a Subsidiary shall create, assume or suffer to exist, except in favor of the Company or a Wholly-owned Subsidiary, any Mortgage upon any of its or their property, without equally and ratably securing the Debt Securities, but this restriction does not apply to certain permitted encumbrances described in the Indenture, including, without limitation, (a) Mortgages existing on May 1, 1997, (b) any Mortgages on properties or assets, in addition to those otherwise permitted, securing Indebtedness which at the time incurred does not, together with all other Indebtedness so secured and not otherwise permitted, exceed in the aggregate 10% of Consolidated Net Worth, (c) any Mortgages on properties or assets securing Indebtedness of Subsidiaries, created in the ordinary course of business by such Subsidiaries, if, as a matter of practice, such Subsidiaries prior to becoming Subsidiaries had incurred Indebtedness on a secured basis, (d) purchase money Mortgages on property acquired or constructed by the Company or any of its Subsidiaries after May 1, 1997 to secure the purchase price thereof (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction thereof), Mortgages existing on any property at the time of acquisition, Mortgages existing on any property of any corporation at the time it becomes a Subsidiary, and any Mortgage with respect to property acquired after May 1, 1997, in any amount (with respect to any Mortgage described in this clause (d)) not exceeding 75% of the cost of any property, including improvements thereon, so acquired or constructed, (e) refundings or extensions of any permitted Mortgage, and (f) any Mortgage created by the Company or any Subsidiary in connection with a transaction intended by the Company or such Subsidiary to be one or more sales of properties or assets of the Company or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income therefrom and/or the proceeds thereof. (Section 1007 of the Indenture) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance. (Section 101 of the Indenture)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, if an Event of Default with respect to any Debt Securities of any series Outstanding under the Indenture shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series Outstanding may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all the Debt Securities of that series Outstanding to be due and payable immediately; provided, that in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that if all Events of Default with respect to Debt Securities of that series shall have been cured, or waived as hereinafter provided, and all amounts due otherwise than on account of such acceleration shall have been paid or deposited with the Trustee, the Holders of a majority in aggregate principal amount of the Debt Securities of that series then Outstanding may rescind and annul such acceleration and its consequences. (Section 502 of the Indenture) Upon acceleration of the Maturity of Original Issue Discount Securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the Prospectus Supplement relating to any Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity thereof. Any past default under the Indenture with respect to Debt Securities of any series, and any Event of Default arising therefrom, may be waived by the Holders of a majority in aggregate principal amount of the Debt Securities of such series Outstanding under the Indenture, except in the case of
(i) default in the payment of the principal of or any premium or interest on any Debt Securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of the Indenture)

     Each of the following constitutes an Event of Default with respect to each series of Debt Securities under the Indenture: (a) default in the payment of any interest upon any Debt Security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of and any premium on any Debt Security of such series when it becomes due and payable, whether at the Stated Maturity, upon redemption or repayment, by acceleration or otherwise; (c) default in the making of any sinking fund payment on any Debt Security of such series; (d) default in the performance or breach of any covenant or warranty of the Company contained in the Indenture for the benefit of such series or in the Debt Securities of such series, and the continuance of such default or breach for 90 days after written notice has been given as provided in the Indenture; (e) acceleration of the maturity of indebtedness for money borrowed of the Company in a principal amount in excess of $25,000,000 if such acceleration is not annulled or such indebtedness is not discharged within 15 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to the Debt Securities of such series. (Section 501 of the Indenture)

     The Trustee is required, within 90 days after the occurrence of a default with respect to the Debt Securities of any series which is known to the Trustee and is continuing (without regard to any grace period or notice requirements), to give to the Holders of the Debt Securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on any Debt Securities of such series or in the payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series; and provided further that, in the case of any default referred to in clause (d) of the preceding paragraph with respect to the Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. (Section 602 of the Indenture)

     The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the Holders of the Debt Securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the Holders of the Debt Securities of such series. (Sections 601 and 603 of the Indenture) Subject to such right of indemnification and to certain other limitations, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Section 512 of the Indenture)

     No Holder of a Debt Security of any series may institute any action against the Company under the Indenture (except actions for payment of overdue principal of, premium, if any, or interest on such Debt Security) unless the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series then Outstanding under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have instituted such action within 60 days of such request. (Sections 507 and 508 of the Indenture)

     The Company is required to furnish annually to the Trustee statements as to the Company's compliance with all conditions and covenants under the Indenture. (Section 1005 of the Indenture)

MERGER AND CONSOLIDATION

     The Company may consolidate with, merge with or into, or sell or convey all or substantially all of its assets to, any other corporation, association, company or business trust, provided that (a) (i) in the case of a merger, the Company is the surviving company in the merger, or (ii) the entity surviving the merger, formed by such consolidation or which acquires such assets shall be a corporation, association, company or business trust organized and existing under the laws of The United States of America or a state thereof and shall expressly assume payment of the principal of and any premium and interest on the Debt Securities and the performance and observance of all of the covenants of the Indenture and the Debt Securities to be performed or observed by the Company and
(b) the Company or such successor entity, as the case may be, shall not immediately thereafter be in default in the performance or observance of any such covenant under the Indenture and the Debt Securities and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not permitted by the provisions of the Indenture relating to limitations on liens or shall have secured the Debt Securities equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted. (Section 801 of the Indenture)

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Outstanding Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof or that would be provable in bankruptcy; (d) adversely affect any right of repayment at the option of the Holder of any Debt Security; (e) change the places or currency of payment of the principal of, or any premium or interest on, any Debt Security; (f) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, or any date of redemption or repayment, thereof; (g) reduce the above-stated percentage in aggregate principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indenture with respect to such series or reduce the percentage of Outstanding Debt Securities of any series necessary to waive any past default or compliance with certain restrictive provisions to less than a majority in aggregate principal amount of such series, or reduce certain requirements of the Indenture for quorum or voting; or (h) modify the provisions of the Indenture described in this paragraph or those regarding waiver of compliance with certain provisions of, or certain defaults and their consequences under, the Indenture, except to increase the percentage of Outstanding Debt Securities necessary to modify and amend the Indenture or to give any such waiver, and except to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions applicable to such series. (Sections 902 and 1008 of the Indenture)

     Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Outstanding Debt Securities, for any of the following purposes: (a) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company;
(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company; (c) to add any additional Events of Default with respect to all or any series of Debt Securities; (d) to change or eliminate any restrictions on the payment of the principal of or any premium or interest on Debt Securities, to modify the provisions relating to global Debt Securities, or to permit the issuance of Debt Securities in uncertificated form, provided any such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (e) to add to, change or eliminate any provision of the Indenture, provided that such amendment shall become effective only if there is no Outstanding Debt Security of any series entitled to the benefit of such provision or such amendment does not apply to any then Outstanding Debt Security; (f) to secure the Debt Securities pursuant to the requirements of the Indenture or otherwise; (g) to establish the form or terms of the Debt Securities of any series; (h) to provide for the acceptance of appointment by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (i) to provide for the discharge of the Indenture with respect to the Debt Securities of any series by the deposit of monies or Government Obligations in trust; (j) to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance of the Debt Securities; or (k) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect. (Section 901 of the Indenture)

SATISFACTION AND DISCHARGE

     Unless the Prospectus Supplement relating to a particular series of Debt Securities specifies otherwise, the Company and the Trustee, without the consent of any Holder of Outstanding Debt Securities, may execute a supplemental indenture to provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold moneys for payment in trust) on the 91st day after the irrevocable deposit with the Trustee, in trust, of money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the dates such payments are due in accordance with the terms of the Indenture and such Debt Securities. Such a supplemental indenture may only be executed if certain conditions have been satisfied, including that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or if there has been a change in the applicable federal income tax law, in either case, to the effect that such a discharge will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes; and the provisions of such a supplemental indenture shall not be applicable to any series of Debt Securities then listed on the New York Stock Exchange if the provisions would cause the Outstanding Debt Securities of such series to be delisted. (Section 901 of the Indenture)

     The Indenture provides that, when the conditions set forth in Section 401 thereof have been satisfied with respect to a series of Debt Securities, upon the request of the Company, the Indenture will cease to be of further effect with respect to such series (except as to any surviving right of registration of transfer or exchange of Debt Securities expressly provided for therein). Such conditions include that (i) all Debt Securities of such series issued under the Indenture either shall have been delivered to the Trustee for cancellation or shall be due, or are to be called for redemption, within one year and (ii) with respect to all Debt Securities of such series issued under the Indenture but not previously delivered to the Trustee for cancellation, there shall have been irrevocably deposited with the Trustee, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, all such Debt Securities on the dates such payments are due in accordance with the terms of the Indenture and such Debt Securities. (Section 401 of the Indenture)

DEFEASANCE OF CERTAIN COVENANTS

     Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the Company will have the option to omit to comply with the covenants described under "-- Limitations on Liens" above, if applicable, and any additional covenants not included in the original Indenture that may be specified as applicable to such series in the Prospectus Supplement with respect thereto. The Company, in order to exercise such option, will be required to irrevocably deposit with the Trustee, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the dates such payments are due in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. Such covenant defeasance would not be available in certain circumstances, including, with respect to any series of Debt Securities then listed on the New York Stock Exchange, if such defeasance would cause the Outstanding Debt Securities of such series to be delisted. (Section 1009 of the Indenture) The Prospectus Supplement relating to a particular series of Debt Securities may describe further provisions, if any, permitting such an omission to comply.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depository") relating to such series. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole among the Depository, any successor Depository and their respective nominees.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

     Upon the issuance of a global Debt Security, the Depository for such global Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such global Debt Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global Debt Security will be limited to

Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitation and such laws may impair the ability to transfer beneficial interests in a global Debt Security.

     So long as the Depository for a global Debt Security, or its nominee, is the registered owner of such global Debt Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such global Debt Security for all purposes under the Indenture. (Section 308 of the Indenture) Except as provided below, owners of beneficial interests in a global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form, and will not be considered the owners or Holders thereof under the Indenture.

     Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a global Debt Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global Debt Security representing such Debt Securities. Neither the Company, the Trustee, any Paying Agent, nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308 of the Indenture)

     The Company expects that the Depository for a series of Debt Securities, or its nominee, upon receipt of any payment of principal, premium or interest in respect of a global Debt Security representing any of such Debt Securities, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Debt Security for such Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name." Such payments will be the responsibility of such Participants.

     If the Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days or if the Company executes and delivers to the Trustee a Company Order to the effect that a global Debt Security shall be exchangeable for certificated Debt Securities or if an Event of Default has occurred and is continuing with respect to a series of Debt Securities, the Company will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of Debt Securities. (Section 305 of the Indenture) Accordingly, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more global Debt Securities and, in such event, will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of Debt Securities. In any such instance, the individual certificated Debt Securities of such series issued by the Company will be issued to Participants, as directed by the Depository or its nominee, or to the beneficial owners holding Debt Securities of such series through such Participants, as directed by such Participants, all in accordance with standing instructions and customary practices, as is now the case with securities registered in "street name." Certificated Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

     Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the Depository for each series of Debt Securities represented by one or more global Debt Securities will be The Depository Trust Company, New York, New York ("DTC"). DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds Securities that its Participants deposit with DTC and facilitates the settlement among Participants of securities transactions in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (which may include the underwriters, dealers or agents, if any, involved in the offering of the Securities), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. ("NASD"). Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

THE TRUSTEE UNDER THE INDENTURE

     The Company and certain of its affiliates maintain banking and borrowing relations with The First National Bank of Chicago.

     The Indenture provides that an alternative Trustee may be appointed by the Company with respect to any particular series of Debt Securities. Any such appointment will be described in the Prospectus Supplement relating to such series of Debt Securities.

     The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request of any Holder of Debt Securities, unless offered reasonable indemnity by such Holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture contains other provisions limiting the responsibilities and liabilities of the Trustee. (Sections 601 and 603 of the Indenture)

                            DESCRIPTION OF WARRANTS

     The Company may issue, together with Debt Securities or separately, Warrants for the purchase of Debt Securities. Each Warrant will entitle the holder thereof to purchase Debt Securities of a particular series at such exercise price as shall be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be issued independently or together with Debt Securities and may be attached to or separate from such Debt Securities. Each series of Warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company designated in the applicable Prospectus Supplement as warrant agent (the "Warrant Agent"). Each Warrant
Agent will act solely as the agent of the Company in connection with the applicable Warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of such Warrants.

     If Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Warrants, the Warrant Agreement relating to such Warrants and the certificates, if any, representing such Warrants, including the following, where applicable: (1) the specific designation and number of such Warrants; (2) the offering price, if any, of such Warrants; (3) the designation, aggregate principal amount, denominations and terms of the Debt Securities purchasable upon exercise of such Warrants and the procedures and conditions relating to the exercise of such Warrants; (4) the designation and terms of any related Debt Securities with which such Warrants are issued and the number of such Warrants issued with each such Debt Security;
(5) the date, if any, on and after which such Warrants and the related Debt Securities will be separately transferable; (6) the principal amount of Debt Securities purchasable upon exercise of each such Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise and whether such Debt Securities may be purchased for consideration other than cash;
(7) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (8) any redemption or call provisions applicable to such Warrants; (9) if the Debt Securities purchasable upon exercise of such Warrants are Original Issue Discount Securities, a discussion of certain Federal income tax considerations applicable thereto; (10) the place or places where the certificates, if any, representing such Warrants may be transferred and registered; (11) information with respect to book-entry procedures, if any; and (12) any other material terms of such Warrants.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell Securities to or through underwriters or dealers; directly to other purchasers; through agents; or through any combination of such methods of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Securities being offered will be named in an applicable Prospectus Supplement or Prospectus Supplements (including any Pricing Supplement or Pricing Supplements).

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation paid by the Company to underwriters, dealers or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in an applicable Prospectus Supplement or Pricing Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against and/or contribution by the Company toward certain liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

     Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for the Company or one or more of its affiliates in the ordinary course of business.

     The specific terms and manner of sale, including the place and time of delivery, of the Securities in respect of which this Prospectus is being delivered will be set forth or summarized in the applicable Prospectus Supplement.

     The Company has reserved the right to sell the Securities through American General Securities Incorporated ("AGSI"), an affiliate of the Company which may, as an agent acting on a best efforts basis, solicit offers to purchase the Securities in those jurisdictions where it is authorized to do so. No commissions will be payable to AGSI. AGSI is registered in all states and primarily sells retail securities products (stocks, bonds, options, mutual funds, variable insurance products and direct participation programs) through independent contractor registered representatives. AGSI also underwrites certain variable insurance products issued by its parent company, American General Life Insurance Company. To the extent AGSI participates in the solicitation of offers to purchase the Securities, such solicitation will be done by full-time employees of AGC who are registered representatives of AGSI. These employees would not be compensated by AGSI but would receive their regular salary for the performance of their duties with AGC. The Company intends to pay all direct expenses associated with sales of Securities through AGSI. The offering of the Securities will be conducted in compliance with any applicable requirements of Conduct Rule 2720 of the NASD regarding the distribution by an NASD member firm of the securities of an affiliate. In accordance with such Rule, underwriters, dealers and agents who participate in the distribution of Securities will not engage in transactions in Securities for any discretionary account without the prior specific written approval of the customer.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in a Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchases by institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

     Unless otherwise indicated in a Prospectus Supplement, the validity of each issue of the Securities will be passed upon for the Company by Baker & Daniels, Indianapolis, Indiana, and certain legal matters relating to the Securities offered hereby will be passed upon for any underwriters, dealers or agents of a particular issue of Securities by Brown & Wood LLP, New York, New York. Brown & Wood LLP may rely as to matters of Indiana law on the opinion of Baker & Daniels. Tibor D. Klopfer, a partner of Baker & Daniels, is a director of AGF Funding, Inc., an indirect wholly-owned subsidiary of the Company.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See "Incorporation by Reference." Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

------------------------------------------------------------

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Description of Notes         S-2
Underwriting                 S-3
PROSPECTUS
Available Information          2
Incorporation by
  Reference                    2
The Company                    3
Use of Proceeds                3
Selected Financial
  Information                  4
Ratio of Earnings to
  Fixed Charges                4
Description of Debt
  Securities                   5
Description of Warrants       12
Plan of Distribution          13
Legal Opinions                14
Experts                       14

Prospectus Supplement

AMERICAN GENERAL
FINANCE CORPORATION

$200,000,000

6.20% SENIOR NOTES DUE MARCH 15, 2003

CHASE SECURITIES INC.

Dated March 5, 1998